UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2013

KCG Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54991	38-3898306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 222-9400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.

               On July 29, 2013, KCG Holdings, Inc. (“KCG”) and Knight Libertas Holdings, LLC (“Libertas”), a Delaware limited liability company and an indirect wholly owned subsidiary of KCG, entered into a Stock Purchase Agreement (the “Agreement”) with UFG Holdings, LLC, a Delaware limited liability company owned by an  investor group led by Brian Libman (“UFG”).  Pursuant to the Agreement, Libertas has agreed to sell, and UFG has agreed to purchase, Urban Financial Group, Inc. (“Urban”), an Oklahoma corporation and a wholly owned subsidiary of Libertas, for total proceeds of approximately $80 million to KCG representing a combination of cash consideration and retained net assets (the “Transaction”).  The Agreement provides that, subject to the terms and conditions thereof, prior to the closing of the Transaction, Urban will be converted from an Oklahoma corporation to a Delaware limited liability company.

               The Agreement contains customary representations and warranties from Urban, Libertas and UFG, and each of Libertas and UFG have agreed to customary covenants, including, among others, covenants relating to the conduct of Urban’s business during the interim period between the execution of the Agreement and the closing of the Transaction, certain non-solicitation and non-compete covenants customary in a transaction of this type, and each party’s obligation to take reasonable best efforts to obtain required regulatory approvals necessary to consummate the Transaction.  Completion of the Transaction is subject to certain customary conditions, including receipt of required regulatory approvals by the Government National Mortgage Association (GNMA), the U.S. Department of Housing and Urban Development (HUD), the Federal National Mortgage Association (FNMA), and states and territories in which Urban operates and the absence of any law or order prohibiting the consummation of the Transaction.  Each of UFG’s and Libertas’s obligation to complete the Transaction is also subject to certain additional customary conditions, including, subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance in all material respects by the other party of its obligations under the Agreement.

               The foregoing description of the Transaction and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to KCG’s next quarterly report on Form 10-Q.

               On July 30, 2013, KCG issued a press release announcing the Agreement and the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of KCG Holdings, Inc., dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KCG HOLDINGS, INC.

Date: July 31, 2013                                               By:      /s/ Andrew M. Greenstein

Andrew M. Greenstein

Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of KCG Holdings, Inc., dated July 30, 2013.